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                                                                                                       EXHIBIT (11)
                                          SPRINT CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                                (in millions, except per share data)


                                                            Quarter Ended                   Year to Date
                                                               June 30,                       June 30,
                                                    --------------------------------------------------------------
                                                         1997            1996            1997           1996
------------------------------------------------------------------------------------------------------------------
Primary earnings per share (EPS)
Income from continuing operations                   $      255.9    $     316.5     $     545.9     $     628.7
Preferred stock dividends                                   (0.2)          (0.3)           (0.5)           (0.8)
------------------------------------------------------------------------------------------------------------------
                                                           255.7          316.2           545.4           627.9
Discontinued operation, net                                 --              0.3            --              (2.6)
------------------------------------------------------------------------------------------------------------------
Earnings applicable to common stock                 $      255.7    $     316.5     $     545.4     $     625.3
                                                    --------------------------------------------------------------
Weighted average common shares                             435.6          434.1           435.2           417.2
                                                    --------------------------------------------------------------
Primary EPS
   Continuing operations                            $      0.59     $      0.73     $     1.25      $      1.51
   Discontinued operation                                  --               --             --             (0.01)
------------------------------------------------------------------------------------------------------------------
Total                                               $      0.59     $      0.73     $     1.25      $      1.50
                                                    --------------------------------------------------------------


Fully diluted EPS
Income from continuing operations, net of
   preferred stock dividends                        $      255.7    $     316.2     $     545.4     $     627.9
Convertible preferred stock dividends                        0.1            0.1             0.2             0.3
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                                                           255.8          316.3           545.6           628.2
Discontinued operation, net                                 --              0.3            --              (2.6)
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Earnings as adjusted to compute fully
   diluted EPS                                      $      255.8    $     316.6     $     545.6     $     625.6
                                                    --------------------------------------------------------------

Weighted average common shares                             435.6          434.1           435.2           417.2
Additional dilution for common stock equivalents
   and dilutive securities                                   2.4            1.3             2.9             2.1
------------------------------------------------------------------------------------------------------------------
Total                                                      438.0          435.4           438.1           419.3
                                                    --------------------------------------------------------------

Fully diluted EPS
   Continuing operations                            $       0.58    $      0.73     $      1.25     $      1.50
   Discontinued operation                                   --              --             --             (0.01)
------------------------------------------------------------------------------------------------------------------
Total                                               $       0.58    $      0.73     $      1.25     $      1.49
                                                    --------------------------------------------------------------

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